Exhibit 99.1

Hepion Pharmaceuticals Presents Update on CRV431 Nonclinical Studies at NASH-TAG 2020 Conference

EDISON, N.J., January 8, 2020 - Hepion Pharmaceuticals, Inc. (NASDAQ:HEPA), a biopharmaceutical company focused on the development of therapeutic drugs for the treatment of liver disease arising from non-alcoholic steatohepatitis (“NASH”), today announced that it will present a poster at the NASH-TAG 2020 Conference to be held in Park City, UT from January 9-11, 2020.

The presentation will provide further data from four nonclinical studies demonstrating that CRV431 decreases liver fibrosis in animal and human tissue experimental models.

Dr. Daren Ure, Chief Scientific Officer of Hepion Pharmaceuticals, who will be presenting the poster, said, “To date, independent investigators across North America and Europe have conducted nine nonclinical studies, all of which have shown that CRV431 reduces fibrotic scarring of the liver arising from several types of liver injury. Since human liver fibrosis results from many types of insults – including hepatitis viruses and alcohol, as well as poor diet in the case of NASH – these findings provide compelling evidence that CRV431’s ability to directly target fibrotic mechanisms could make it an important and versatile drug treatment.”

Dr. Robert Foster, Chief Executive Officer, added, “Fibrotic scarring plays a major role in liver dysfunction, leading to cirrhosis and liver failure, and a reduction in liver fibrosis is the most important outcome sought in NASH clinical trials. These studies have been instrumental in highlighting CRV431’s therapeutic strengths and have helped guide our current planning of NASH clinical trials.”

Presentation Details

CRV431 Directly Targets Liver Fibrosis in Murine NASH Models and Human Liver Slices

Authors: Ure D1, Kuo J2, Trepanier D1, Mayo P1, Gallay P2, and Foster RT1

1Hepion Pharmaceuticals, Inc. 2The Scripps Research Institute

Location: The Chateaux Deer Valley, Renoir Ballroom

The NASH-TAG Conference is designed to bring together clinicians and researchers in academia and the pharmaceutical industry for a focused interactive educational update highlighting the most relevant advances and challenges in the diagnosis and therapy of NASH and liver fibrosis. NASH-TAG 2020 will take place over three, days providing attendees an understanding of current and future directions in diagnostic procedures, prospects and challenges in drug discovery and development for both NASH and liver fibrosis.

About Hepion Pharmaceuticals

Hepion Pharmaceuticals is a clinical stage biopharmaceutical company focused on the development of targeted therapies for liver disease arising from non-alcoholic steatohepatitis (NASH) and other types of hepatitis. The Company’s lead drug candidate, CRV431, reduces liver fibrosis and hepatocellular carcinoma tumor burden in experimental models of NASH. Preclinical studies also have demonstrated antiviral activities towards HBV, HCV, and HDV through several mechanisms. These diverse therapeutic activities result from CRV431’s potent inhibition of cyclophilins, which are involved in many disease processes. Currently in clinical phase development, CRV431 shows potential to play an important role in the overall treatment of liver disease - from triggering events through to end-stage disease.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on Hepion Pharmaceuticals’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties with respect to lengthy and expensive clinical trials, that results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any drug candidates under development, there are significant risks in the development, regulatory approval, and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful, or that any product will receive regulatory approval for any indication or prove to be commercially successful. Hepion Pharmaceuticals does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Hepion Pharmaceuticals’ Form 10-K for the year ended December 31, 2018 and other periodic reports filed with the Securities and Exchange Commission.

For further information, please contact:

Stephen Kilmer
Hepion Pharmaceuticals Investor Relations
Direct: (646) 274-3580
skilmer@hepionpharma.com